FACT SHEET as of 6/30/12 NYSE: PFS Our Commitment Shines Through Exhibit 99.1

CRE
27%
1-4 Res.
27%
Multifamily
13%
C&I
18%
Consumer
12%
Constr.
3%

NOW
24%
TIME
20%
Non-
Interest
Bearing
14%
Money
Market
25%
Savings
17%

PFS' CAPITAL

as of June 30, 2012

9.08%
8.96%
13.29%
14.52%
Tang Common Eqty/Tang Assts
Leverage Ratio
Tier 1 Risk-based Ratio
Total Risk Based Capital Ratio

LOAN PORTFOLIO
as of June 30, 2012
Total Loans: $4.7 Billion
Average Loan Yield:  4.76%
DEPOSIT MIX
as of June 30, 2012
Total Deposits:  $5.2 Billion
Cost of Deposits: 0.50%
Corporate Profile
Provident Financial Services, Inc. is the holding company for The Provident Bank. Established in 1839, The Provident Bank
emphasizes personal service and customer convenience in attending to the financial needs of businesses, individuals and families in northern and central New Jersey through its network of full service branches, as well as its telephone and web-
based banking services.
The Bank’s wholly owned subsidiary, Beacon Trust Company offers a full range of asset management services to individuals, municipalities, not-for-profits, corporations and pension funds.
Provident Financial’s common stock trades on the NYSE under the symbol “PFS“.
Company Highlights:
•
New Jersey’s oldest state chartered bank
•
Experienced Management Team and best practices Board of Directors
•
Over 75 branch offices in 11 New Jersey Counties
•
Well capitalized under current regulatory standards
•
Eight year history of quarterly cash dividends to stockholders
•
Wealth Management and Trust Administration Services

3.70
3.40
3.10
2.80
2.50
2010Q3
2010Q4
2011Q1
2011Q2
2011Q3
2011Q4
2012Q1
2012Q2
2007Y
2008Y
2009Y
2010Y
2011Y

$1.01
$0.88
($2.16)
2009Y
2010Y
2011Y

$121,347
$125,333
$122,549
$120,343
$115,216

(In thousands)

	Jun-11	Sep-11	Dec-11	Mar-12	Jun-12
Consumer loans	7,330	8,438	8,533	7,989	6,899
Commercial loans	31,524	29,732	32,093	32,621	31,489
Construction loans	11,279	11,148	11,018	10,888	10,757
Multifamility mortgage loans	204	0	997	0	0
Commercial mortgage loans	32,370	35,967	29,522	29,698	31,865
Residential mortgage loans	38,640	40,048	40,386	39,146	34,207

NPAs/Assets (%)
3.00
2.50
2.00
1.50
1.00
0.50
-
2010Q2
2010Q3
2010Q4
2011Q1
2011Q2
2011Q3
2011Q4
2012Q1
2012Q2

NET INTEREST MARGIN
CREDIT QUALITY NON-PERFORMING LOANS
EARNINGS PER SHARE
Total Assets $7.13 billion 3.00%
Net Loans $4.66 billion 90.96%
Total Investments $1.71 billion 80.16%
Total Deposits $5.21 billion 1.53%
$615 million ALLL/NPLs 62.80%
Selected Key Ratios Q2 2012 Q2 2012
Net Interest Margin 3.39% Annualized ROATE 10.49%
0.85% Efficiency Ratio 59.07%
Annualized ROAA 0.90% 1.58%
FINANCIAL HIGHLIGHTS
Total Assets-CAGR 5 Years:
Financial data as of 6/30/12
Tangible Common Equity
Avg. Cost of Int.-bearing Liabilities
Loan/Deposit Ratio
ALLL/Total Loans
Core Deposits/Total Deposits
Net Operating Expense to Average Assets
*2009 EPS excluding goodwill impairment was $0.55

PROVIDENT FINANCIAL SERVICES, INC.

PROVIDENT BANK

BEACON TRUST

A subsidiary of The Provident Bank

239 Washington Street
Jersey City, NJ 07302
732-590-9300
Forward Looking Statement: Forward Looking Statement:
Certain statements contained herein are "forward-looking statements" within the meaning of Section27A of the Securities Act of 1933 and Section21E of the
Securities Exchange Act of 1934. Such forward-looking statements may be identified by reference to a future period or periods, or by the use of forward-
looking terminology, such as "may," "will," "believe," "expect," "estimate," "anticipate," "continue," or similar terms or variations on those terms, or the negative of those terms. Forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to, those related to the economic environment, particularly in the market areas in which Provident Financial Services, Inc. (the “Company”) operates, competitive products and pricing, fiscal and monetary policies of the U.S. Government, changes in government regulations affecting financial institutions, including regulatory fees and capital requirements,changes in prevailing interest rates, acquisitions and the integration of acquired businesses, credit risk management, asset-liability management, the financial and securities markets and the availability of and costs associated with sources of liquidity.
The Company cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The Company also advises readers that the factors listed above could affect the Company's financial performance andcould cause the Company's actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. The Company does not undertake and specifically declines any obligation to publicly release the result of any revisions whichmay be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.
Christopher Martin
Chairman, President & CEO
Chris.martin@providentnj.com
Thomas M. Lyons
Executive Vice President & CFO
Tom.lyons@providentnj.com
Leonard G. Gleason
Senior Vice President &
Investor Relations Officer
Len.gleason@providentnj.com